EXHIBIT 4.17


                                                         Return after filing to:
                                             Wachovia Bank, National Association
                                                                         PA 1246
                                                          123 South Broad Street
                                                          Philadelphia, PA 19109
                                                 Attn: Kathleen M. Hedrich, V.P.

           SEVENTH AMENDMENT TO FIRST MORTGAGE AND SECURITY AGREEMENT
           ----------------------------------------------------------

         THIS SEVENTH AMENDMENT TO FIRST MORTGAGE AND SECURITY AGREEMENT (the "Amendment"), made as of March 18, 2004, is by and between WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, formerly known as First Union National Bank, successor by merger to First Fidelity Bank, N.A., successor in interest by consolidation to First Fidelity Bank, N.A., Pennsylvania, with offices located at Broad and Walnut Streets, Philadelphia, Pennsylvania 19109 ("Mortgagee") and SELAS CORPORATION OF AMERICA, a Pennsylvania business corporation with offices located at c/o Red Fox Road, Arden Hills, Minnesota 55112 ("Mortgagor").

                                   BACKGROUND
                                   ----------

         A. Mortgagor, Mortgagee, Deuer Manufacturing, Inc. ("Deuer"), Resistance Technology, Inc. ("RTI"), RTI Export, Inc. ("RTIE"), and RTI Electronics, Inc. ("RTI Electronics" and, together with RTI, the "Guarantors") entered into that certain Amended and Restated Credit Agreement dated as of July 31, 1998, as amended by an Amendment dated as of June 30, 1999, a Second Amendment dated as of July 7, 2000 and a Third Amendment dated as of January 19, 2001 (as amended, the "Existing Credit Agreement"), pursuant to which Mortgagee made available to Mortgagor (i) certain term loans (collectively, the "Existing Term Loans") and (ii) a revolving credit facility (the "Existing Revolving Credit Facility").

         B. The Existing Term Loans are evidenced by certain promissory notes executed by Mortgagor in favor of Mortgagee: (i) Term Note D dated as of June 30, 1999 ("Term Note D"), (ii) Term Note E dated as of January 19, 2001 ("Term Note E"), and (iii) Term Note F dated as of January 19, 2001 ("Term Note F" and, together with Term Note D and Term Note E, the "Existing Term Notes"). The Existing Revolving Credit Facility is evidenced by an Amended and Restated Revolving Credit Note dated as of January 19, 2001 executed by the Borrower in favor of the Mortgagee (the "Existing Revolving Credit Note").

         C. Mortgagee, through Mortgagee's London Branch ("London Branch"), and Selas SAS (formerly known as Selas S.A.), a corporation organized under the laws of France and a subsidiary of the Borrower ("Selas SAS"), entered into that certain Facility Agreement dated as of February 2, 2001, amended and restated in its entirety pursuant to that certain Amended and Restated Facility Agreement dated as of April 15, 2002, and amended by that certain First

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Amendment to Amended and Restated Facility Agreement dated as of January 16,
2003, that certain Second Amendment to Amended and Restated Facility Agreement dated as of February 27, 2003, and that certain Third Amendment to Amended and Restated Facility Agreement dated as of March 14, 2003 (as amended, the "Existing Selas SAS Facility Agreement"), pursuant to which the Lender provided to Selas SAS, among other things, a discretionary overdraft facility (the "Existing Overdraft Facility"), as evidenced by certain documents executed in connection with the Existing Overdraft Facility.

         D. Mortgagee, through its London Branch, and Selas SAS also entered into a certain term loan agreement dated January 2000, amended and restated in its entirety by that certain agreement dated as of April 15, 2002, and amended by that certain First Amendment to Selas SAS 2000 Term Loan Agreement dated as of January 16, 2003, that certain Second Amendment to Selas SAS 2000 Term Loan Agreement dated as of February 27, 2003, and that certain Third Amendment to Selas SAS 2000 Term Loan Agreement dated as of March 14, 2003 (as amended, the "Existing Selas SAS 2000 Term Loan Agreement"), pursuant to which the Lender made a term loan to Selas SAS (the "Existing Selas SAS 2000 Term Loan"), as evidenced by certain documents executed in connection with the Existing Selas SAS 2000 Term Loan.

         E. Mortgagor, Mortgagee, the Guarantors, RTIE, Selas SAS, Deuer and CFR-CECF Fofumi Ripoche, a corporation organized under the laws of France and a subsidiary of Mortgagor ("CFR") entered into that certain Second Waiver and Amendment Agreement dated as of April 15, 2002, as amended by that certain First Amendment to Second Waiver and Amendment Agreement dated as of June 24, 2002, that certain Second Amendment to Second Waiver and Amendment Agreement dated as of July 30, 2002, that certain Third Amendment to Second Waiver and Amendment Agreement dated as of November 14, 2002, that certain Fourth Amendment to Second Waiver and Amendment Agreement dated as of January 16, 2003, that certain Fifth Amendment to Second Waiver and Amendment Agreement dated as of February 21, 2003, that certain Sixth Amendment to Second Waiver and Amendment Agreement dated as of February 27, 2003, and that certain Seventh Amendment to Second Waiver and Amendment Agreement dated as of March 7, 2003 (as amended, the "Second Waiver Agreement"), pursuant to which Mortgagee made available to Mortgagor a supplemental credit facility (the "Existing Supplemental Credit Facility") evidenced by that certain Supplemental Credit Facility Note dated as of April 15, 2002 (the "Existing Supplemental Credit Facility Note" and, with the Existing Term Notes, the Existing Revolving Credit Facility Note and certain documents executed in connection with the Existing Overdraft Facility and the Existing Selas SAS 2000 Term Loan, collectively, the "Existing Notes").

         F. As security for any and all indebtedness, liabilities and obligations of the Mortgagor to the Mortgagee, Mortgagor executed and delivered to Mortgagee, among other things, that certain First Mortgage and Security Agreement dated as of October 20, 1993 and recorded on October 25, 1993 in the Office of the Recorder of Deeds in and for Montgomery County, Pennsylvania (the "Recorder's Office") in Mortgage Book 7261, Page 1269, as amended by that certain Amendment to First Mortgage and Security Agreement dated as of July 21, 1995 and recorded on August 14, 1995 in the Recorder's Office in Mortgage Book 7622, Page 633,

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that certain Second Amendment to First Mortgage and Security Agreement dated as of February 20, 1997 and recorded on February 18, 1998 in the Recorder's Office in Mortgage Book 8093, Page 79, that certain Third Amendment to First Mortgage and Security Agreement dated as of July 31, 1998 and recorded on August 26, 1998 in the Recorder's Office in Mortgage Book 8224, Page 222, that certain Fourth Amendment to First Mortgage and Security Agreement dated as of January 10, 2000 and recorded on February 16, 2000 in the Recorder's Office in Mortgage Book 8635, Page 1067, that certain Fifth Amendment to First Mortgage and Security Agreement dated as of November 20, 2001 and recorded on December 10, 2001 in the Recorder's Office in Mortgage Book 9290, Page 792, and that certain Sixth Amendment to First Mortgage and Security Agreement dated as of April 15, 2002 and recorded on May 30, 2002 in the Recorder's Office in Mortgage Book 9587, Page 1131 (as amended, the "Mortgage"), granting Mortgagee a first mortgage lien on certain real property of the Mortgagor and improvements thereon located in Dresher, Upper Dublin Township, Montgomery County, Pennsylvania as more fully described on the attached Exhibit "A." The Existing Credit Agreement, the Existing Notes, the Mortgage and all documents, instruments and agreements executed in connection therewith are referred to hereinafter collectively as the "Existing Credit Documents."

         G. Mortgagor and the Guarantors have requested that Mortgagee amend, restate and consolidate the terms and conditions of the Existing Credit Documents, and Mortgagee has agreed to do so upon and subject to the terms and conditions of that certain Amended, Restated and Consolidated Loan Agreement dated as of the date hereof by and among the Mortgagor, the Guarantors and the Mortgagee (the "Agreement").

         H. Pursuant to the Agreement, Mortgagee has agreed to make available to Mortgagor (i) a revolving credit facility (the "Revolving Credit Facility"), evidenced by that certain Amended and Restated Revolving Credit Facility Note dated as of the date hereof in the principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Revolving Credit Facility Note"), and (ii) a term loan (the "Term Loan"), evidenced by that certain Amended, Restated and Consolidated Term Loan Note dated as of the date hereof in the principal amount of Five Million, Five Hundred Twenty-Six Thousand, Three Hundred Fifty-Four Dollars ($5,508,469.92) (the "Term Note" and, collectively with the Revolving Credit Facility Note, the "Notes"). The Agreement, the Notes and all documents, instruments and agreements executed in connection with any of the foregoing are collectively referred to hereinafter as the "Restructuring Documents."

         I. As a condition precedent to the execution of and performance under the Agreement by Mortgagee, Mortgagor has required that the Mortgagor execute and deliver this Amendment to Mortgagor in order that the Mortgaged Property (as defined and described in the Mortgage) secures, among other things, the prompt payment and performance of all the Liabilities (as defined in the Mortgage), including without limitation, all now or hereafter arising obligations of the Mortgagor under the Notes and the other Loan Documents.




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         NOW THEREFORE, incorporating the foregoing Background herein by reference and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage.

         2. Amendments to Mortgage.

            (a) The defined term "Notes" as used in the Mortgage is hereby amended to mean the Revolving Credit Facility Note and the Term Loan Note.

            (b) The defined term "Credit Documents" as used in the Mortgage is hereby amended to mean the Restructuring Documents and any and all other documents, instruments and agreements evidencing or relating to the Liabilities and all amendments, modifications or restatements of the same.

            (c) The italicized disclosure paragraph on page 1 of the Mortgage is hereby amended in its entirety to read as follows:

         "THE MORTGAGE GRANTED HEREBY IS AN OPEN-ENDED MORTGAGE AND SECURES THE LIABILITIES (AS DEFINED BELOW), INCLUDING FUTURE ADVANCES THEREUNDER, UP TO A MAXIMUM PRINCIPAL AMOUNT OF $10,008,469.92 PLUS ACCRUED AND UNPAID INTEREST ON SUCH AMOUNTS AND FEES AND EXPENSES INCURRED IN CONNECTION THEREWITH, AS PROVIDED BELOW."

            (d) The defined term "Liabilities" as used in the Mortgage is hereby amended to mean any and all loans, advances, debts, liabilities, obligations, covenants and duties of the Mortgagor to the Mortgagee, now existing or hereafter arising, including, without limitation, all obligations or liabilities under the Existing Credit Documents, as amended, restated and consolidated by the Restructuring Documents.

            (e) Section 6.01 of the Mortgage is hereby amended in its entirety to read as follows:

         "Section 6.01. Events of Default. An Event of Default under any Credit Document shall be an Event of Default hereunder."

            (f) All references in the Mortgage to the "Mortgage" are hereby amended to mean the Mortgage as amended by this Amendment.

         3. Representations and Warranties. Mortgagor hereby represents and warrants to Mortgagee that as of the date hereof:




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            (a) Mortgagor has the power to execute, perform and deliver this
Amendment and each of the documents, instruments and agreements to be executed and/or delivered in connection herewith and has taken all necessary action to authorize the execution, delivery and performance of this Amendment and each of the documents, instruments and agreements executed and/or delivered in connection herewith;

            (b) The Mortgage, as amended by this Amendment, is a binding and legally enforceable obligation of Mortgagor enforceable in accordance with its terms; and

            (c) Mortgagor has no defenses, setoffs, and/or counterclaims to its obligations under the Mortgage, as amended by this Amendment, and the documents, instruments, and agreements executed in connection therewith and herewith.

         4. No Novation. Except as expressly modified and amended by this Amendment, the Mortgage (including, without limitation, all provisions regarding the ability and/or authority of Mortgagee to confess judgment against Mortgagor) shall remain in full force and effect in accordance with its terms. This Amendment does not represent in any way satisfaction of the indebtedness evidenced by the Notes. It is the intention of the parties hereto that this Amendment shall not constitute a novation of the Notes or any of the other Existing Credit Documents, or the indebtedness and obligations evidenced or secured thereby, and shall in no way adversely affect or impair the lien priority of the Mortgage. Mortgagor hereby ratifies, reaffirms, and confirms the Mortgage and the obligations secured thereby.

         5. Confirmation of Collateral. Mortgagor hereby represents, warrants and reaffirms to Mortgagee that: (a) it is the intention of the parties to this Amendment that all existing collateral security held by Mortgagee shall continue to serve as collateral for the Mortgagor's obligations under the Credit Documents; and (b) the Mortgage shall continue in full force and legal effect until Mortgagor's obligations to Mortgagee are paid in full.

         6. Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting such provisions in any other jurisdiction, or affecting the remaining provisions in that or any other jurisdiction and to this end the provisions of this Amendment are declared to be severable.

         7. Governing Law. This Amendment shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania.

         8. Successors and Assigns. All provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         9. Integration. This Amendment and the other Credit Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.


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         10. Receipt of Copy. Mortgagor hereby acknowledges receipt of a true, correct and complete copy of this Amendment as of the day and year first above written.



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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its duly authorized officer, under seal, on the day and year first above written.

WITNESS:                                   SELAS CORPORATION OF AMERICA


By:                                        By:
    -----------------------------              ---------------------------------
Name:                                          Name:  Robert F. Gallagher
Title:                                         Title: Chief Financial Officer


                                           WACHOVIA BANK,
                                           NATIONAL ASSOCIATION


                                           By:
                                               ---------------------------------
                                               Name:  Kathleen M. Hedrich
                                               Title: Vice President


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STATE OF                     :
                             :      ss.
COUNTY OF                    :


         On this ____ day of March 2004, before me, a Notary Public, Robert F. Gallagher, the undersigned officer, personally appeared, who acknowledged himself/herself to be Chief Financial Officer of SELAS CORPORATION OF AMERICA, a Pennsylvania corporation and that he/she as such officer, being authorized to do so, executed the foregoing agreement for the purpose therein contained by signing the name of the corporation by himself/herself as such officer.

         WITNESS my hand and Notorial seal, the day and year aforesaid.


                                                    ----------------------------
                                                    Notary Public



COMMONWEALTH OF PENNSYLVANIA :
                             :      ss.
COUNTY OF                    :


         On this ____ day of March 2004, before me, a Notary Public, Kathleen M. Hedrich, the undersigned officer, personally appeared, who acknowledged himself/herself to be Vice President of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, formerly known as First Union National Bank, successor by merger to First Fidelity Bank, N.A., successor in interest by consolidation to First Fidelity Bank, N.A., Pennsylvania, and that he/she as such officer, being authorized to do so, executed the foregoing agreement for the purpose therein contained by signing the name of the association by himself/herself as such officer of the same.

         WITNESS my hand and Notorial seal, the day and year aforesaid.


                                                    ----------------------------
                                                    Notary Public



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                                   EXHIBIT "A"

                                LEGAL DESCRIPTION